Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Prosperity Bancshares, Inc. of our report dated June 19, 2006 on our audit of the financial statements of the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003, which report is included in this Annual Report on Form 11-K.

/s/    Killman, Murrell & Company, P.C.

Houston, Texas

June 29, 2006